1Q 2020 Strategic & Financial Highlights Charles E. Jones, President and CEO Steven E. Strah, SVP and CFO April 24, 2020

Non-GAAP Financial Matters This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. FirstEnergy Corp. (FE or the Company) management cannot estimate on a forward-looking basis the impact of these items in the context of Operating earnings (loss) per share growth projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections (i.e. CAGR) to a GAAP measure without unreasonable effort. Operating earnings (loss) per share and Operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented in 2019 by 539 million shares, 542 million shares in 2020 and 541 million shares in the first quarter of 2020, which reflects the full impact of share dilution from the equity issuance in January 2018. Management uses non-GAAP financial measures such as Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. 2 April 24, 2020

Business Updates – COVID-19 Operational Impacts ■ We believe our fully regulated strategy is built for resiliency during this crisis and we are well- positioned to manage through these events – Diversity and scale of our T&D operations is a fundamental strength (65,000 square miles across five states) ■ We operate critical infrastructure, and that means everything our employees do is considered essential work – #1 priority is to help keep our employees, their families, and our customers safe ■ We’ve taken significant steps to adapt and protect the health of our employees and customers – Successfully transitioned more than 7,000 employees to work remotely; more than half of our workforce – For our workforce unable to work remotely, implemented numerous preventative safety measures, including:  Protective equipment and other supplies (i.e. surgical masks, thermometers)  Increased cleaning and disinfecting measures  Relocated job briefs and reporting locations to sites conducive to social distancing  Adjusted work schedules and instituted small work groups we call “pods”  Minimizing potential exposure with the public ■ We remain flexible to meet the ongoing needs of our workers, minimize the spread of this virus, and adopt the current guidance from state and federal health agencies We intend to emerge from this stronger; we've come together to learn how to work smarter, more creatively and more efficiently 3 April 24, 2020

Business Updates – COVID-19 (continued)

Financial Considerations

- Our T&D investments will continue to provide stable and predictable earnings
  - Diversity and scale gives us the flexibility to shift our investments, if needed, and continue deploying capital throughout the system; do not anticipate significant disruptions to our supply chain
- From mid-March until mid-April vs. same period last year, system-wide, weather-adjusted load is down by almost 6%
  - Based on PA smart meter data, RES load increase more than 6%; driven by the Stay At Home order
    - Expect similar increases in RES usage across our service territory driven by Stay At Home orders in all of our states
  - COM and IND load decrease of almost 13% when compared to our prior 4-year average
- However, our rate structures provide a measure of stability, even in tumultuous times

% Breakdown of Base Distribution Revenues		
65% RES	28% COM	7% IND

~20% of total retail load is decoupled (Ohio)

2019 Base Distribution Revenues: Significant % Non-Volume Based Billing


Volumetric
Fixed
59%
41%
19%
81%
9%
91%
44%
56%
RES
COM
IND
Total

  - Pleased that the MD PSC proactively issued an order, authorizing deferral, for future recovery, of all prudent, incremental COVID-19 related costs
  - We can also recover incremental uncollectible expenses through existing riders in Ohio and New Jersey
- Our regulatory calendar is light through our 2023 planning period

We are very well-positioned to manage the impact of the economic slowdown

4 April 24, 2020 FIRSTENERGY

Business Updates (continued) Regulatory Calendar ■ In February, filed distribution base rate case in New Jersey – Seeking to recover increasing costs associated with providing safe and reliable electric service for our customers, along with recovery of storm costs incurred over the last few years – We expect an ALJ will be assigned to our case soon, followed by the issuance of a procedural schedule – In the meantime, the discovery phase has begun for parties to review the details of our request – We anticipate the litigation schedule will provide the opportunity to discuss favorable settlement with the parties in the case ■ Earlier in April, reached an agreement to transfer JCP&L’s portion of the Yard’s Creek plant to LS Power – Expect that transaction to close in the first half of 2021, pending approvals ■ In West Virginia, required to file our Integrated Resource Plan (IRP) by December 30, 2020 – Updates our plan to provide our WV customers with adequate and reliable generation resources that reasonably balance cost and risk ■ At Potomac Edison-Maryland, commitment to file a rate case by early 2023 5 April 24, 2020

Financial Summary 5+ years 1Q 2020 Results of consistently meeting or exceeding the midpoint ■ Reported GAAP earnings of $0.14 per basic share of the quarterly guidance we’ve provided – Includes the impact from the February 26th remeasurement of Pension/OPEB plans ■ Reported Operating earnings of $0.66 per share; $0.01 above midpoint of 1Q guidance range – Results driven by higher transmission margin and lower expenses, which helped to offset the impact of mild weather on our distribution revenues Guidance Updates ■ Updating 2020 GAAP earnings forecast to $1,020M - $1,130M, or $1.88 - $2.08 per share – Includes the impact from the February 26th remeasurement of Pension/OPEB plans ■ Affirming 2020 Operating (non-GAAP) earnings guidance of $2.40 - $2.60 per share(1) ■ Affirming Operating (non-GAAP) EPS CAGR(2) projection of 6% - 8% from 2018 through 2021, and 5% - 7% extending through 2023 – Includes up to $600M of equity annually in 2022 and 2023, to fund growth initiatives ■ Introducing 2Q 2020 GAAP and Operating (non-GAAP) earnings guidance of $0.48 to $0.58 per share (1) Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings (2) Refer to slide 2 for information on Non-GAAP Financial Matters 6 April 24, 2020

Strategic Updates FE is Well-Positioned ■ While the financial markets have been extremely volatile and sometimes illiquid these past couple of months, FirstEnergy continues to be a low-risk, stable, predictable utility  Adequate liquidity of $3.5B  Strong and proven access to the capital markets  Pension plan that’s outperformed in these volatile market conditions due to its low-risk, conservative asset allocation Succession Planning ■ Board has been just as thorough and thoughtful on this topic as they are with any other key governance issue ■ In 2018, we made several moves that were designed to broaden the experience of some key executives (including Strah, Belcher, Taylor) ■ The Board is continuing discussions; may see additional organizational moves within our leadership team in the coming months – This is part of a thoughtful transition in leadership at FirstEnergy – No decision about Chuck Jones’ retirement and don’t expect it to be any time this year 7 April 24, 2020

1Q 2020 Earnings Results

Quarter-over-Quarter: Basic EPS / Operating EPS(1)

1Q20 vs. 1Q19 EPS Variance	(GAAP) Basic EPS	(Non-GAAP) Operating EPS[(1)]
Regulated Distribution	($0.37)	($0.07)
Regulated Transmission	$0.03	$0.03
Corporate / Other	($0.11)	$0.03
FE Consolidated	**($0.45)**	**($0.01)**

- As always, reconciliations and additional information is available on our website
  - In the Strategic and Financial Highlights and Investor FactBook documents
- Reported 1Q 2020 GAAP earnings of $0.14 per basic and diluted share
  - Includes a non-cash pension and OPEB mark-to-market adjustment upon FES emergence
- Reported 1Q 2020 Operating (non-GAAP) earnings(1) of $0.66 per share
  - Results above the midpoint of the guidance we provided on our last earnings call
- Regulated Distribution ($0.37) / ($0.07)
  - Results driven by the impact of mild weather and the absence of the Ohio DMR, partially offset by Ohio decoupling and incremental rider revenues and lower expenses
  - Heating degree days: -18% vs. normal and 1Q19

Quarter-over-Quarter Sales Comparisons	1Q20 vs. 1Q19	
	Actual	Weather-Adj
Residential	(12.6%)	(1.3%)
Commercial	(7.5%)	(1.6%)
Industrial	(3.0%)	(2.2%)

  - Special items – include MTM adjustments on Pension/OPEB actuarial assumptions, the exit of competitive generation and regulatory charges
- Regulated Transmission: +$0.03 / +$0.03
  - Favorable results primarily due to higher rate base at MAIT and ATSI from continued investments
- Corporate / Other: ($0.11) / +$0.03
  - Favorable Operating (non-GAAP) results due to lower O&M expenses
  - Special items – include MTM adjustments on Pension/OPEB actuarial assumptions and the exit of competitive generation

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the first quarter of 2020 and 2019.

(1) Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings

8 April 24, 2020 FIRSTENERGY

Financial Updates

Pension Update

- Qualified Pension funded status was 79% at year-end; 77% at February remeasurement

$ Millions	Assets	PBO Liability	Funded Status	YTD Return	Discount Rate	Minimum Required Contributions						
						2020	2021	2022	2023	2024	There-after	Total
December 31, 2019	$8,395	$10,598	79%	+20.3%	3.34%	–	–	$159	$375	$346	$505	$1,385
February 26, 2020 (Remeasurement)	$8,554	$11,130	77%	+2.5%	2.96%	–	–	$140	$360	$330	$495	$1,325
March 31, 2020 (Estimate)	$7,900	$10,200	77%	-4.4%	3.60%	–	–	*Minimum required contributions to be determined on Dec. 31, 2020*				

- Our conservative asset allocation has served us well so far in 2020
  - Mid-2019 decision to move nearly $1B of plan assets out of public equities into cash
  - While the S&P was down 20% as of March 31, our assets declined 4.4%

Financing Updates

- In February, successfully refinanced $1.75B FE Corp debt at a blended rate of 2.9%
  - In March and April, completed $250M debt financings at both MAIT and Penelec, respectively
- In February, made the final settlement payment ($853M) to Energy Harbor upon their emergence
- Remaining debt maturities in 2020 are manageable (Toledo Edison $50M, FE Corp $750M term loan)
- Strong liquidity position; continue to project liquidity of ~$3.5B over the next 12 months
  - Facilities committed until year-end 2022; no commercial paper

9 April 24, 2020 FIRSTENERGY

FE is Well-Positioned in Current Environment ■ FirstEnergy is a low risk, fully regulated wires utility that spans five states – Overall value proposition is very simple, but also very unique; especially during periods of extreme volatility and uncertainty like we are seeing today ■ Our 6M customers provide revenue stability – 2/3 of base distribution revenues from RES customers; 1/3 from COM and IND customers ■ We have very good regulatory relationships; current regulatory calendar is light through our 2023 planning period ■ Annual capital investments of $3B; long pipeline of regulated capital expenditures – More than 60% are under formula rates/riders that provide timely returns on and of our investments ■ ~1/3 of earnings come from our Transmission segment; not influenced by near-term changes in customer load – Primarily supported by capital programs mandated by PJM or required to maintain safe, reliable transmission service across our large footprint ■ Targeting triple-B credit ratings from all three rating agencies ■ In combination, all of these attributes support an attractive CAGR, as well as a sustainable dividend that management aspires to grow – both of which are strongly desired by true utility investors ■ Management team has a proven track record of meeting or exceeding its commitments FE LISTED NYSE 10 April 24, 2020

Earnings Supplement to the Financial Community TABLE OF CONTENTS (Slide) 12. 1Q Earnings Summary and Reconciliation 13. 1Q Earnings Drivers by Segment 14. Special Items Descriptions 15. 1Q 2020 Earnings Results 16. 1Q 2019 Earnings Results 17. Quarter-over-Quarter Earnings Comparison 18. 2020F GAAP to Operating (Non-GAAP) Earnings Reconciliation 19. Forward-Looking Statements Irene M. Prezelj, Vice President Gina E. Caskey, Senior Advisor Jake M. Mackin, Consultant prezelji@firstenergycorp.com caskeyg@firstenergycorp.com mackinj@firstenergycorp.com 330.384.3859 330.761.4185 330.384.4829 11 April 24, 2020

Quarterly Summary

	1Q 2020	1Q 2019	Change
GAAP Earnings (Loss) Per Basic Share	**$0.14**	**$0.59**	**$(0.45)**
Special Items	$0.52	$0.08	$0.44
Operating (Non-GAAP) Earnings Per Share	**$0.66**	**$0.67**	**$(0.01)**

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
1Q 2019 Net Income (Loss) attributable to Common Stockholders (GAAP)	**$329**	**$104**	**$(118)**	**$315**
1Q 2019 Basic Earnings (Loss) Per Share (avg. shares outstanding 530M)	**$0.62**	**$0.19**	**$(0.22)**	**$0.59**
Special Items - 2019				
Impact of full dilution	(0.01)	—	0.01	—
Regulatory charges	(0.01)	—	—	(0.01)
Exit of competitive generation	0.01	—	0.08	0.09
Total Special Items - 1Q 2019	(0.01)	—	0.09	0.08
1Q 2019 Operating Earnings (Loss) Per Share - Non-GAAP (539M fully diluted shares)	**$0.61**	**$0.19**	**$(0.13)**	**$0.67**
Distribution Revenues	(0.01)	—	—	(0.01)
Absence of Ohio DMR	(0.06)	—	—	(0.06)
Transmission Margin	—	0.03	—	0.03
Net Operating and Miscellaneous Expenses	0.02	—	0.03	0.05
Depreciation	(0.01)	—	—	(0.01)
Net Financing Costs	(0.01)	(0.01)	—	(0.02)
Other	—	0.01	—	0.01
1Q 2020 Operating Earnings (Loss) Per Share - Non-GAAP (541M fully diluted shares)	**$0.54**	**$0.22**	**$(0.10)**	**$0.66**
Special Items - 2020				
Regulatory charges	(0.01)	—	—	(0.01)
Exit of competitive generation	0.10	—	(0.02)	0.08
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.38)	—	(0.21)	(0.59)
Total Special Items - 1Q 2020	(0.29)	—	(0.23)	(0.52)
1Q 2020 Basic Earnings (Loss) Per Share (avg. shares outstanding 541M)	**$0.25**	**$0.22**	**$(0.33)**	**$0.14**
1Q 2020 Net Income (Loss) attributable to Common Stockholders (GAAP)	**$136**	**$117**	**$(179)**	**$74**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the first quarter of 2020 and 2019.

Note: Refer to slide 2 for information on Non-GAAP Financial Matters.

12 April 24, 2020 FIRSTENERGY

Earnings Drivers: 1Q 2020 vs. 1Q 2019

Regulated Distribution (RD)

- **Distribution Revenues:** Distribution revenues decreased earnings $0.01 per share, primarily due to $0.07 from lower weather-related usage, partially offset by $0.04 per share benefit from implementing decoupling in Ohio and $0.02 per share from incremental rider revenues in Ohio and Pennsylvania.


Q-o-Q Weather-Adjusted Distribution Deliveries
(1.3)%
(1.6)%
(2.2)%
(1.7)%
Residential
Commercial
Industrial
Total


Q-o-Q Actual Distribution Deliveries
(12.6)%
(7.5)%
(3.0)%
(7.8)%
Residential
Commercial
Industrial
Total

- **Absence of Ohio DMR:** Absence of earnings contribution from the Ohio Distribution Modernization Rider (DMR), which ended on July 2, 2019, decreased earnings $0.06 per share.
- **Net Operating and Miscellaneous Expenses:** Lower O&M and miscellaneous expenses increased earnings $0.02 per share.
- **Depreciation:** Higher depreciation expense decreased earnings $0.01 per share, primarily due to a higher asset base.
- **Net Financing Costs:** Interest on new debt financings decreased earnings $0.01 per share.
- **Special Items:** In the first quarter of 2020 and 2019, special items totaled $0.29 per share and ($0.01) per share, respectively.

Regulated Transmission (RT)

- **Transmission Margin:** Higher transmission margin increased earnings $0.03 per share, primarily due to higher rate base at Mid-Atlantic Interstate Transmission, LLC (MAIT) and American Transmission Systems, Incorporated (ATSI).
- **Net Financing Costs:** Interest on new debt financings decreased earnings $0.01 per share.
- **Other:** Other/Segment Rounding increased earnings $0.01 per share.

Corporate / Other (Corp)

- **Net Operating and Miscellaneous Expenses:** Lower expenses increased results $0.03 per share.
- **Special Items:** In the first quarter of 2020 and 2019, special items totaled $0.23 per share and $0.09 per share, respectively.

13 April 24, 2020 FIRSTENERGY

Special Items Descriptions ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits. ▪ Exit of competitive generation: Primarily reflects charges or credits resulting from the exit of competitive operations and impairments of certain non-core assets, including the impact of deconsolidating FES, its subsidiaries and FENOC, following their voluntary petitions for bankruptcy protection on March 31, 2018. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the company's pension and other post-employment benefit plans. ▪ Impact of full dilution: Represents the dilutive impact of increasing weighted average shares outstanding to reflect the full impact of share dilution from the $2.5 billion equity issuance in January 2018, including preferred dividends and conversion of preferred stock to common shares. Note: Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 14 April 24, 2020

1st Quarter 2020

(in millions, except for per share amounts)

		GAAP			
		RD	RT	Corp	FE
(1)	Electric sales	$ 2,299	$ 397	$ (35)	$ 2,661
(2)	Other	59	4	(15)	48
(3)	Total Revenues	2,358	401	(50)	2,709
(4)	Fuel	98	—	—	98
(5)	Purchased power	690	—	4	694
(6)	Other operating expenses	699	53	(3)	749
(7)	Provision for depreciation	223	76	18	317
(8)	Amortization of regulatory assets, net	49	3	—	52
(9)	General taxes	195	62	10	267
(10)	Total Operating Expenses	1,954	194	29	2,177
(11)	Operating Income (Loss)	404	207	(79)	532
(12)	Miscellaneous income, net	75	6	19	100
(13)	Pension and OPEB mark-to-market	(257)	(19)	(147)	(423)
(14)	Interest expense	(127)	(52)	(84)	(263)
(15)	Capitalized financing costs	9	9	—	18
(16)	Total Other Expense	(300)	(56)	(212)	(568)
(17)	Income (Loss) Before Income Taxes	104	151	(291)	(36)
(18)	Income taxes (benefits)	(32)	34	(62)	(60)
(19)	Income (Loss) From Continuing Operations	136	117	(229)	24
(20)	Discontinued operations, net of tax	—	—	50	50
(21)	Net Income (Loss)	136	117	(179)	74
(22)	Income Allocated to Preferred Stockholders	—	—	—	—
(23)	Net Income (Loss) Attributable to Common	$ 136	$ 117	$ (179)	$ 74
(24)	Average Shares Outstanding	541			
(25)	Earnings (Loss) per Share	$ 0.25	$ 0.22	$ (0.33)	$ 0.14

	Special Items			
	RD	RT	Corp	FE
(1)	$ —	$ —	$ —	$ —
(2)	—	—	—	—
(3)	—	—	—	—
(4)	—	—	—	—
(5)	(5) (a)	—	—	(5)
(6)	(6) (b)	—	(57) (b)	(63)
(7)	—	—	—	—
(8)	—	—	—	—
(9)	—	—	—	—
(10)	(11)	—	(57)	(68)
(11)	11	—	57	68
(12)	—	—	—	—
(13)	257 (c)	—	147 (c)	404
(14)	—	—	—	—
(15)	—	—	—	—
(16)	257	—	147	404
(17)	268	—	204	472
(18)	110 (a)-(c)	—	43 (b) (c)	153
(19)	158	—	161	319
(20)	—	—	(36) (b)	(36)
(21)	158	—	125	283
(22)	—	—	—	—
(23)	$ 158	$ —	$ 125	$ 283
(24)	541			
(25)	$ 0.29	$ —	$ 0.23	$ 0.52

	Operating (Non-GAAP)			
	RD	RT	Corp	FE
(1)	$ 2,299	$ 397	$ (35)	$ 2,661
(2)	59	4	(15)	48
(3)	2,358	401	(50)	2,709
(4)	98	—	—	98
(5)	685	—	4	689
(6)	693	53	(60)	686
(7)	223	76	18	317
(8)	49	3	—	52
(9)	195	62	10	267
(10)	1,943	194	(28)	2,109
(11)	415	207	(22)	600
(12)	75	6	19	100
(13)	—	(19)	—	(19)
(14)	(127)	(52)	(84)	(263)
(15)	9	9	—	18
(16)	(43)	(56)	(65)	(164)
(17)	372	151	(87)	436
(18)	78	34	(19)	93
(19)	294	117	(68)	343
(20)	—	—	14	14
(21)	294	117	(54)	357
(22)	—	—	—	—
(23)	$ 294	$ 117	$ (54)	$ 357
(24)	541			
(25)	$ 0.54	$ 0.22	$ (0.10)	$ 0.66

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Regulatory charges	$ 4	$ —	$ —	$ 4
(b) Exit of competitive generation	$ (48)	$ —	$ 9	$ (39)
(c) Mark-to-market adjustments - Pension/ OPEB actuarial assumptions	$ 202	$ —	$ 116	$ 318
Impact to Earnings	$ 158	$ —	$ 125	$ 283

15 April 24, 2020

FIRSTENERGY

1st Quarter 2019

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,512	$ 352	$ (31)	$ 2,833	$ —	$ —	$ —	$ —	$ 2,512	$ 352	$ (31)	$ 2,833
(2)	Other	61	4	(15)	50	—	—	—	—	61	4	(15)	50
(3)	Total Revenues	2,573	356	(46)	2,883	—	—	—	—	2,573	356	(46)	2,883
(4)	Fuel	131	—	—	131	—	—	—	—	131	—	—	131
(5)	Purchased power	777	—	4	781	—	—	—	—	777	—	4	781
(6)	Other operating expenses	771	66	(58)	779	(6) [a] [b]	—	(4) [b]	(10)	765	66	(62)	769
(7)	Provision for depreciation	209	69	19	297	—	—	—	—	209	69	19	297
(8)	Deferral of regulatory assets, net	3	2	—	5	8 [a]	—	—	8	11	2	—	13
(9)	General taxes	198	51	12	261	—	—	(2) [b]	(2)	198	51	10	259
(10)	Total Operating Expenses	2,089	188	(23)	2,254	2	—	(6)	(4)	2,091	188	(29)	2,250
(11)	Operating Income (Loss)	484	168	(23)	629	(2)	—	6	4	482	168	(17)	633
(12)	Miscellaneous income, net	46	4	4	54	—	—	4 [b]	4	46	4	8	58
(13)	Pension and OPEB mark-to-market adjustment	—	—	—	—	—	—	—	—	—	—	—	—
(14)	Interest expense	(122)	(45)	(86)	(253)	—	—	—	—	(122)	(45)	(86)	(253)
(15)	Capitalized financing costs	10	8	—	18	—	—	—	—	10	8	—	18
(16)	Total Other Expense	(66)	(33)	(82)	(181)	—	—	4	4	(66)	(33)	(78)	(177)
(17)	Income (Loss) Before Income Taxes (Benefits)	418	135	(105)	448	(2)	—	10	8	416	135	(95)	456
(18)	Income taxes (benefits)	89	31	(27)	93	—	—	2 [b]	2	89	31	(25)	95
(19)	Income (Loss) From Continuing Operations	329	104	(78)	355	(2)	—	8	6	327	104	(70)	361
(20)	Discontinued operations, net of tax	—	—	(35)	(35)	—	—	35 [b]	35	—	—	—	—
(21)	Net Income (Loss)	329	104	(113)	320	(2)	—	43	41	327	104	(70)	361
(22)	Income Allocated to Preferred Stockholders	—	—	5	5	—	—	(5) [c]	(5)	—	—	—	—
(23)	Net Income (Loss) Attributable to Common	$ 329	$ 104	$ (118)	$ 315	$ (2)	$ —	$ 48	$ 46	$ 327	$ 104	$ (70)	$ 361
(24)	Average Shares Outstanding		530				539				539		
(25)	Earnings (Loss) per Share	$ 0.62	$ 0.19	$ (0.22)	$ 0.59	$ (0.01)	$ —	$ 0.09	$ 0.08	$ 0.61	$ 0.19	$ (0.13)	$ 0.67

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ (6)	$ —	$ —	$ (6)
(b) Exit of competitive generation	4	—	43	47
(c) Impact of full dilution	—	—	5	5
Impact to Earnings	$ (2)	$ —	$ 48	$ 46

16 April 24, 2020 FIRSTENERGY

1st Quarter 2020 vs 1st Quarter 2019

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ (213)	$ 45	$ (4)	$ (172)	$ —	$ —	$ —	$ —	$ (213)	$ 45	$ (4)	$ (172)
(2)	Other	(2)	—	—	(2)	—	—	—	—	(2)	—	—	(2)
(3)	Total Revenues	(215)	45	(4)	(174)	—	—	—	—	(215)	45	(4)	(174)
(4)	Fuel	(33)	—	—	(33)	—	—	—	—	(33)	—	—	(33)
(5)	Purchased power	(87)	—	—	(87)	(5)	—	—	(5)	(92)	—	—	(92)
(6)	Other operating expenses	(72)	(13)	55	(30)	—	—	(53)	(53)	(72)	(13)	2	(83)
(7)	Provision for depreciation	14	7	(1)	20	—	—	—	—	14	7	(1)	20
(8)	Amortization of regulatory assets, net	46	1	—	47	(8)	—	—	(8)	38	1	—	39
(9)	General taxes	(3)	11	(2)	6	—	—	2	2	(3)	11	—	8
(10)	Total Operating Expenses	(135)	6	52	(77)	(13)	—	(51)	(64)	(148)	6	1	(141)
(11)	Operating Income (Loss)	(80)	39	(56)	(97)	13	—	51	64	(67)	39	(5)	(33)
(12)	Miscellaneous income, net	29	2	15	46	—	—	(4)	(4)	29	2	11	42
(13)	Pension and OPEB mark-to-market	(257)	(19)	(147)	(423)	257	—	147	404	—	(19)	—	(19)
(14)	Interest expense	(5)	(7)	2	(10)	—	—	—	—	(5)	(7)	2	(10)
(15)	Capitalized financing costs	(1)	1	—	—	—	—	—	—	(1)	1	—	—
(16)	Total Other Expense	(234)	(23)	(130)	(387)	257	—	143	400	23	(23)	13	13
(17)	Income (Loss) Before Income Taxes	(314)	16	(186)	(484)	270	—	194	464	(44)	16	8	(20)
(18)	Income taxes (benefits)	(121)	3	(35)	(153)	110	—	41	151	(11)	3	6	(2)
(19)	Income (Loss) From Continuing Operations	(193)	13	(151)	(331)	160	—	153	313	(33)	13	2	(18)
(20)	Discontinued operations, net of tax	—	—	85	85	—	—	(71)	(71)	—	—	14	14
(21)	Net Income (Loss)	(193)	13	(66)	(246)	160	—	82	242	(33)	13	16	(4)
(22)	Income Allocated to Preferred Stockholders	—	—	(5)	(5)	—	—	5	5	—	—	—	—
(23)	Net Income (Loss) Attributable to Common	$ (193)	$ 13	$ (61)	$ (241)	$ 160	$ —	$ 77	$ 237	$ (33)	$ 13	$ 16	$ (4)
(24)	Average Shares Outstanding		11				2				2		
(25)	Earnings (Loss) per Share	$ (0.37)	$ 0.03	$ (0.11)	$ (0.45)	$ 0.30	$ —	$ 0.14	$ 0.44	$ (0.07)	$ 0.03	$ 0.03	$ (0.01)

17 April 24, 2020 FIRSTENERGY

2020F GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

	2020 Forecast				2Q20 Forecast
(In $M, except per share amounts)	RD	RT	Corp	FE	FE
2020F Net Income (Loss) attributable to Common Stockholders (GAAP)	$1,000 - $1,075	$460 - $485	($440) - ($430)	$1,020 - $1,130	$260 - $315
2020F Earnings (Loss) Per Share	$1.84 - $1.98	$0.85 - $0.89	($0.81) - ($0.79)	$1.88 - $2.08	$0.48 - $0.58
Excluding Special Items:					
Mark-to-market adjustments - Pension/OPEB actuarial assumptions [2]	0.38	—	0.21	0.59	—
Regulatory charges	0.01	—	—	0.01	—
Exit of competitive generation	(0.10)	—	0.02	(0.08)	—
Total Special Items	$0.29	$—	$0.23	$0.52	$—
2020F Operating Earnings (Loss) Per Share - Non-GAAP (542M fully diluted shares)	$2.13 - $2.27	$0.85 - $0.89	($0.58) - ($0.56)	$2.40 - $2.60	$0.48 - $0.58

(1) Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.
(2) Upon the emergence of FES from bankruptcy, FirstEnergy performed a remeasurement of the pension and OPEB plans as of February 26, 2020.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period (542M). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%.

18 April 24, 2020 FIRSTENERGY

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Unless the context requires otherwise, as used herein, references to “we”, “us”, “our”, and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the extent and duration of the novel coronavirus (known as COVID-19) and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets risks associated with the decommissioning of TMI-2; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, executing our transmission and distribution investment plans, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; legislative and regulatory developments including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, , or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on our common stock during any period may in the aggregate vary from prior periods due to circumstances considered by our Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q together with any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise. 19 April 24, 2020